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                                                          EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-3440 and 333-43353 of Investors Financial Services Corp. (the "Company") on Forms S-8 and Registration Statement No. 333-58031 of the Company on Form S-3 of our report dated August 12, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the tax-free, pro rata distribution of Eaton Vance Corp.'s ownership in the Company), appearing in the Current Report on Form 8-K of the Company dated August 18, 1998.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, MA
August 18, 1998